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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 of U.S. Trust Corporation (Registration No. 33-62371) pertaining to the 401(k) Plan and ESOP of United States Trust Company of New York and Affiliated Companies of our report dated June 15, 2000 on our audits of the financial statements of the 401(k) Plan and ESOP of United States Trust Company of New York and Affiliated Companies as of December 31, 1999 and 1998 and the year ended December 31, 1999, which report is included in this Annual Report on Form 11-K.




                                              /s/ PricewaterhouseCoopers LLP
                                              ------------------------------
                                                  PricewaterhouseCoopers LLP

New York, New York
June 28, 2000